Exhibit 31.4
CERTIFICATION

I, Michael T. Fries, certify that:

1.	I have reviewed this annual report on Form 10-K/A (this Report) of Liberty Global, Inc.;

2.
Based on my knowledge, this Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Report;

Date: April 24, 2013

/s/ Michael T. Fries
Michael T. Fries
President and Chief Executive Officer